UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 12, 2013
Date of Report (Date of earliest event reported)

CITADEL EFT, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-164882	80-0473573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 College Blvd., Suite 102. Oceanside, California	92057
(Address of principal executive offices)	(Zip Code)

  (714) 423-0701

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02   Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; and Compensatory Arrangement of Certain Officers

On November 20, 2013, the Registrant, Citadel EFT Inc., a Nevada corporation (the “Company”) accepted the resignation of one its Board of Director’s, Joseph Edward Riad.   Effective on November 20, 2013, the Board of Directors of Citadel EFT Inc., a Nevada corporation (the "Company"), accepted the resignation from Joseph Riad as a member of the Board of Directors of the Company. Mr. Riad's resignation did not result from any disagreement with the Company or its policies..

On November 12, 2013, the Registrant and the Joseph Riad, nullified the Asset Purchase Agreement dated July 22, 2013, as it relates to five (5) bonds being acquired by the Registrant.   Both parties have agreed to place themselves back in the same position as to prior to the Asset Purchase Agreement dated July 22, 2013.   All of the securities that were to be forwarded to Joseph Riad, shall be forwarded back to the Registrant and all of the bonds that were to be acquired by the Registrant, have been retained by Mr. Riad.

The Registrant was informed by their accounting firm, that the value of the asset is zero and 100% impaired.  The accounting firm stated that until there is evidence that the United States Treasury Department will redeem the bonds, at any value, the value of the asset is zero. The accounting firm stated that this procedure adheres to generally accepted accounting principles. The bonds will be recorded 100% impaired on the Registrant’s Form 10k report since the transaction took place in the last quarter of the Registrant’s fiscal year. In the first quarter audit of the Registrant’s new fiscal year, the transaction will be deleted on the balance sheet completely.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01-Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL EFT, INC.
DATE: November 25, 2013	/s/ Gary DeRoss Name: Gary DeRoos Title: President/Chief Executive Officer